EXHIBIT 99.1

FOR IMMEDIATE RELEASE:	July 17, 2014

SIMMONS FIRST ANNOUNCES 43% INCREASE IN CORE EARNINGS

Pine Bluff, AR – Simmons First National Corporation (NASDAQ-GS: SFNC) today announced record core earnings of $9.2 million for the second quarter of 2014, an increase of $2.7 million, or 42.8%, compared to the same quarter last year. Diluted core earnings per share were a record $0.56, an increase of $0.17, or 43.6%. Core earnings exclude $755,000 in net after-tax earnings. Including the non-core items, net income was $9.9 million and diluted earnings per share were $0.60.

Year-to-date core earnings were $16.6 million, an increase of $4.1 million, or 33.2%, compared to the same period of 2013. Year-to-date diluted core earnings per share were $1.02, an increase of $0.26, or 34.2%.  Year-to-date net income was $14.2 million, or $0.87 diluted earnings per share.

“The second quarter was a landmark quarter for Simmons. We announced two acquisitions totaling approximately $3 billion in assets and reported record core earnings and record core earnings per share for the quarter,” commented George A. Makris, Jr., Chairman and CEO.

Loans

Total loans, including those acquired, were $2.4 billion at June 30, 2014, an increase of $512 million, or 27.3%, compared to the same period in 2013. Acquired loans increased by $293 million, net of discounts, while legacy loans (all loans excluding acquired loans) grew $218 million, or 13.2%. “We are encouraged by the double digit legacy loan growth during the second quarter. We continue to achieve nice loan growth in virtually every market we serve,” added Makris.

Deposits

At June 30, 2014, total deposits were $3.6 billion, an increase of $829 million, or 29.5%, compared to the same period in 2013. Total non-time deposits totaled $2.6 billion, or 72% of total deposits.

Net Interest Income

The Company’s net interest income for the second quarter of 2014 was $40.4 million, an increase of $10.8 million, or 36.7%, from the same period of 2013. This increase was driven by growth in the legacy loan portfolio and earning assets acquired through the Metropolitan transaction, offset by a decrease in accretable yield on acquired loans. Net interest margin was 4.34% for the quarter ended June 30, 2014, a 38 basis point increase from the same quarter of 2013. Included in interest income for both periods was the additional yield accretion recognized as a result of updated estimates of the cash flows of the loan pools acquired in the Company’s FDIC-assisted transactions. Each quarter, the Company estimates the cash flows expected to be collected from the acquired loan pools, and adjustments may or may not be required. The cash flows estimate has increased based on payment histories and reduced loss expectations of the loan pools. This resulted in increased interest income that is spread on a level-yield basis over the remaining expected lives of the loan pools. The increases in expected cash flows also reduce the amount of expected reimbursements under the loss sharing agreements with the FDIC, which are recorded as indemnification assets.

The impact of the adjustments on the Company’s financial results for the current reporting period is shown below:

	Three Months Ended		Six Months Ended
(In thousands)	June 30		June 30
	2014	2013	2014	2013
Impact on net interest income	$5,856	$3,150	$13,247	$6,097
Non-interest income	(6,410)	(3,062)	(13,850)	(5,890)

Net impact to pre-tax income	$(554)	$88	$(603)	$207

Because these adjustments will be recognized over the remaining lives of the loan pools and the remainder of the loss sharing agreements, respectively, they will impact future periods as well. The current estimate of the remaining accretable yield adjustment that will positively impact interest income is $25.1 million and the remaining adjustment to the indemnification assets that will reduce non-interest income is $18.6 million. Of the remaining adjustments, we expect to recognize $9.6 million of interest income and a $10.6 million reduction of non-interest income, for a net reduction to pre-tax income of approximately $1.0 million during the remainder of 2014. The accretable yield adjustments recorded in future periods will change as the Company continues to evaluate expected cash flows from the acquired loan pools.

Non-Interest Income

Non-interest income for the second quarter was $15.4 million, an increase of $4.1 million compared to the second quarter of 2013. Included in non-interest income were $2.3 million in gains from the sale of branches that were closed as part the integration of Metropolitan and a $1.0 million dollar gain from the sale of the Company’s merchant services business. Offsetting these gains was a $3.3 million incremental reduction in non-interest income from the adjustment to the indemnification assets. Normalized for the nonrecurring gains and the indemnification asset adjustments, non-interest income for the second quarter increased by $3.9 million, primarily from additional service charge and fee income from the Metropolitan acquisition.

Non-Interest Expense

Non-interest expense for the second quarter of 2014 was $39.8 million, an increase of $9.5 million compared to the same period in 2013. Merger related costs for the quarter exceeded those of the same period last year by $1.8 million. Also included in the quarter were $300 thousand of expenses associated with the maintenance of closed branches and $414 thousand of charter consolidation costs from the systems conversion of the three subsidiary banks that were merged into Simmons First National Bank in May. Excluding the nonrecurring expenses, non-interest expense increased by $7.0 million compared to last year, primarily due to incremental operating expenses from the Metropolitan acquisition.

Asset Quality

Beginning in 2010, the Company has acquired loans and foreclosed real estate (“OREO”) through FDIC-assisted acquisitions. Through the loss share provisions of the purchase and assumption agreements, the FDIC agreed to reimburse the Company for 80% of the losses incurred on the disposition of covered loans and OREO. The acquired loans and OREO and any related FDIC loss share indemnification asset were presented in the Company's financial reports with a carrying value equal to the discounted net present value of expected future proceeds. At June 30, 2014, acquired loans covered by loss share were carried at $122 million, OREO covered by loss share was carried at $17 million and the FDIC loss share indemnification asset was carried at $31 million. Acquired loans and OREO not covered by loss share were carried at $399 million and $37 million, respectively. As a result of using the discounted net present value method of valuing these assets, and due to the significant protection against possible losses provided by the FDIC loss share indemnification, all acquired assets, with the exception of OREO not covered by loss share, are excluded from the computations of the asset quality ratios for the legacy loan portfolio, except for their inclusion in total assets.

“It is important to remember that the acquired non-covered loans are protected by a credit mark and the acquired covered loans are protected by a credit mark and 80% loss coverage by the FDIC,” explained Makris. “At June 30, 2014, the allowance for loan losses was $27.5 million and the loan credit mark was $88.8 million, for a total of $116.3 million of coverage. This equates to a total coverage ratio of 4.7% of gross loans. The ratio of credit mark to acquired loans was 14.6%.” The Company's allowance for loan losses at June 30, 2014, was 1.47% of total loans and 245% of non-performing loans. Non-performing loans as a percent of total loans were 0.60%. Non-performing assets decreased $5.4 million from the previous quarter to $64.7 million. Through the second quarter of 2014, the year-to-date annualized net charge-off ratio, excluding credit cards, was 0.17%, and the year-to-date annualized credit card charge-off ratio was 1.17%.

Capital

At June 30, 2014, stockholders' equity was $414 million, book value per share was $25.36 and tangible book value per share was $19.69. The Company's ratio of stockholders' equity to total assets was 9.6% and its ratio of tangible common equity to tangible assets was 7.6%.

Simmons First National Corporation

Simmons First National Corporation is an Arkansas based financial holding company with pro forma assets totaling $8.0 billion and conducting financial operations throughout Arkansas, Kansas, Missouri and Tennessee. The Company's common stock trades on the NASDAQ Global Select Market under the symbol "SFNC".

Conference Call

Management will conduct a conference call to review this information beginning at 3:00 p.m. Central Time on Thursday, July 17, 2014. Interested persons can listen to this call by dialing toll-free 1-866-298-7926 (United States and Canada only) and asking for the Simmons First National Corporation conference call, conference ID 64281536. In addition, the call will be available live or in recorded version on the Company’s website at www.simmonsfirst.com.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. These measures typically adjust GAAP performance measures to include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or nonrecurring transactions. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward Looking Statements

Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, economic conditions, credit quality, interest rates, loan demand and changes in the assumptions used in making the forward-looking statements, could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional information on factors that might affect Simmons First National Corporation’s financial results is included in its Form 10-K filing with the Securities and Exchange Commission.

####

FOR MORE INFORMATION CONTACT:
DAVID W. GARNER
Executive Vice President and Investor Relations Officer
Simmons First National Corporation
(870) 541-1000

Simmons First National Corporation					SFNC
Consolidated End of Period Balance Sheets
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2014	2014	2013	2013	2013
(in thousands)
ASSETS
Cash and non-interest bearing balances due from banks	$44,805	$48,018	$69,827	$37,752	$38,494
Interest bearing balances due from banks	377,855	474,118	469,553	320,368	420,740
Federal funds sold	-	-	-	18,365	-
Cash and cash equivalents	422,660	522,136	539,380	376,485	459,234
Investment securities - held-to-maturity	799,963	776,615	745,688	581,768	555,464
Investment securities - available-for-sale	270,336	264,974	212,277	179,937	177,531
Mortgage loans held for sale	20,409	16,717	9,494	10,605	14,454
Assets held in trading accounts	6,881	6,865	8,978	8,744	8,739
Loans:
Legacy loans	1,868,842	1,779,609	1,742,638	1,741,161	1,650,395
Allowance for loan losses	(27,530)	(26,983)	(27,442)	(27,533)	(27,398)
Loans acquired, not covered by FDIC loss share
(net of discount)	398,967	450,289	515,644	68,133	63,500
Loans acquired, covered by FDIC loss share (net of discount)	121,524	137,879	146,653	148,884	163,736
Net loans	2,361,803	2,340,794	2,377,493	1,930,645	1,850,233
FDIC indemnification asset	30,508	39,239	48,791	61,500	67,744
Premises and equipment	113,541	111,888	119,614	87,065	88,164
Premises held for sale	14,145	23,779	19,466	-	-
Foreclosed assets not covered by FDIC loss share	53,342	57,476	64,820	26,203	30,390
Foreclosed assets covered by FDIC loss share	16,951	18,171	20,585	23,260	22,990
Interest receivable	14,254	15,102	15,654	15,635	12,637
Bank owned life insurance	61,115	60,714	60,384	60,040	59,710
Goodwill	78,529	78,529	78,906	60,605	60,605
Other intangible assets	14,094	14,519	14,972	5,420	3,487
Other assets	47,310	49,129	46,598	13,797	10,387
Total assets	$4,325,841	$4,396,647	$4,383,100	$3,441,709	$3,421,769

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest bearing transaction accounts	$838,543	$838,050	$718,438	$580,063	$565,433
Interest bearing transaction accounts and savings deposits	1,784,040	1,793,330	1,862,618	1,453,139	1,428,422
Time deposits less than $100,000	559,597	589,798	611,729	454,325	467,778
Time deposits greater than $100,000	459,545	485,870	504,782	351,271	351,486
Total deposits	3,641,725	3,707,048	3,697,567	2,838,798	2,813,119
Federal funds purchased and securities sold
under agreements to repurchase	98,226	104,643	107,887	62,311	79,063
Other borrowings	115,602	116,970	117,090	75,987	77,659
Subordinated debentures	20,620	20,620	20,620	20,620	20,620
Accrued interest and other liabilities	35,533	40,694	36,104	40,959	29,458
Total liabilities	3,911,706	3,989,975	3,979,268	3,038,675	3,019,919

Stockholders' equity:
Common stock	163	163	162	162	163
Surplus	90,010	89,274	88,095	87,279	89,434
Undivided profits	325,371	319,354	318,577	318,194	314,663
Accumulated other comprehensive income
Unrealized appreciation on AFS securities	(1,409)	(2,119)	(3,002)	(2,601)	(2,410)
Total stockholders' equity	414,135	406,672	403,832	403,034	401,850
Total liabilities and stockholders' equity	$4,325,841	$4,396,647	$4,383,100	$3,441,709	$3,421,769

Simmons First National Corporation					SFNC
Consolidated Average Quarter-to-Date Balance Sheets
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2014	2014	2013	2013	2013
(in thousands)
ASSETS
Cash and non-interest bearing balances due from banks	$44,671	$68,770	$50,473	$39,067	$41,030
Interest bearing balances due from banks	456,931	507,936	428,551	365,504	527,787
Federal funds sold	985	385	2,616	3,719	1,922
Cash and cash equivalents	502,587	577,091	481,640	408,290	570,739
Investment securities - held-to-maturity	782,900	749,126	657,736	567,579	511,008
Investment securities - available-for-sale	265,194	223,203	220,292	178,351	182,227
Mortgage loans held for sale	15,299	6,668	6,666	12,171	14,154
Assets held in trading accounts	6,850	7,212	8,881	8,731	8,292
Loans:
Legacy loans	1,817,429	1,719,294	1,734,469	1,705,204	1,616,036
Allowance for loan losses	(27,287)	(27,771)	(27,806)	(27,735)	(28,219)
Loans acquired, not covered by FDIC loss share
(net of discount)	418,515	505,031	261,577	61,372	72,663
Loans acquired, covered by FDIC loss share (net of discount)	128,099	142,777	145,742	156,392	172,415
Net loans	2,336,756	2,339,331	2,113,982	1,895,233	1,832,895
FDIC indemnification asset	35,940	46,154	57,587	65,478	70,442
Premises and equipment	112,994	119,626	87,310	88,044	88,210
Premises held for sale	21,142	19,514	212	-	-
Foreclosed assets not covered by FDIC loss share	55,304	63,453	50,680	27,368	29,399
Foreclosed assets covered by FDIC loss share	18,330	19,901	22,529	22,392	25,603
Interest receivable	15,076	14,882	15,707	13,739	12,524
Bank owned life insurance	60,895	60,552	60,209	59,878	59,523
Goodwill	78,529	78,901	60,804	60,605	60,605
Other intangible assets	14,299	14,765	5,526	3,439	3,554
Other assets	48,583	45,458	33,324	12,122	13,435
Total assets	$4,370,678	$4,385,837	$3,883,085	$3,423,420	$3,482,610

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest bearing transaction accounts	$823,552	$735,101	$665,644	$559,461	$560,804
Interest bearing transaction accounts and savings deposits	1,810,436	1,854,510	1,620,244	1,444,058	1,456,258
Time deposits less than $100,000	577,856	601,046	517,603	461,101	475,428
Time deposits greater than $100,000	472,009	495,574	409,361	358,307	359,155
Total deposits	3,683,853	3,686,231	3,212,852	2,822,927	2,851,645
Federal funds purchased and securities sold
under agreements to repurchase	101,537	115,018	98,359	67,924	89,879
Other borrowings	116,082	117,588	108,693	75,704	80,090
Subordinated debentures	20,620	20,620	20,620	20,620	20,620
Accrued interest and other liabilities	34,637	36,967	33,117	31,867	32,146
Total liabilities	3,956,729	3,976,424	3,473,641	3,019,042	3,074,380
Total stockholders' equity	413,949	409,413	409,444	404,378	408,230
Total liabilities and stockholders' equity	$4,370,678	$4,385,837	$3,883,085	$3,423,420	$3,482,610

Simmons First National Corporation					SFNC
Consolidated Statements of Income - Quarter-to-Date
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2014	2014	2013	2013	2013
(in thousands, except per share data)
INTEREST INCOME
Legacy loans	$22,733	$21,554	$22,463	$22,332	$21,207
Loans acquired	15,889	18,577	16,151	8,283	7,864
Federal funds sold	2	1	5	6	5
Investment securities	4,766	4,549	3,951	3,428	3,019
Mortgage loans held for sale	168	69	72	122	118
Assets held in trading accounts	5	5	6	6	6
Interest bearing balances due from banks	279	279	251	234	352
TOTAL INTEREST INCOME	43,842	45,034	42,899	34,411	32,571
INTEREST EXPENSE
Time deposits	1,515	1,577	1,479	1,392	1,479
Other deposits	720	692	646	601	603
Federal funds purchased and securities
sold under agreements to repurchase	31	53	55	46	53
Other borrowings	988	1,010	929	646	692
Subordinated debentures	160	157	161	162	162
TOTAL INTEREST EXPENSE	3,414	3,489	3,270	2,847	2,989
NET INTEREST INCOME	40,428	41,545	39,629	31,564	29,582
Provision for loan losses	1,602	908	1,084	1,081	1,034
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	38,826	40,637	38,545	30,483	28,548
NON-INTEREST INCOME
Trust income	1,553	1,537	1,608	1,448	1,342
Service charges on deposit accounts	6,792	6,068	5,497	4,603	4,474
Other service charges and fees	859	1,866	1,164	728	791
Mortgage lending income	1,262	810	916	1,122	1,338
Investment banking income	154	181	421	240	696
Credit card fees	5,801	4,600	4,592	4,400	4,341
Bank owned life insurance income	377	330	347	328	366
Gain on sale of securities, net	38	-	42	-	(193)
Net (loss) gain on assets covered by FDIC loss share agreements	(6,268)	(7,370)	(7,988)	(3,443)	(2,615)
Other income	4,820	1,176	1,118	887	733
TOTAL NON-INTEREST INCOME	15,388	9,198	7,717	10,313	11,273
NON-INTEREST EXPENSE
Salaries and employee benefits	20,982	22,464	19,933	17,701	17,937
Occupancy expense, net	3,285	3,890	2,544	2,485	2,450
Furniture and equipment expense	2,215	2,014	2,257	1,613	2,030
Other real estate and foreclosure expense	375	873	562	385	59
Deposit insurance	1,085	668	620	595	492
Merger related costs	1,354	1,272	6,413	190	(467)
Other operating expenses	10,546	13,370	9,349	7,934	7,818
TOTAL NON-INTEREST EXPENSE	39,842	44,551	41,678	30,903	30,319
NET INCOME BEFORE INCOME TAXES	14,372	5,284	4,584	9,893	9,502
Provision for income taxes	4,464	932	798	2,961	2,926
NET INCOME	$9,908	$4,352	$3,786	$6,932	$6,576
BASIC EARNINGS PER SHARE	$0.61	$0.27	$0.23	$0.43	$0.40
DILUTED EARNINGS PER SHARE	$0.60	$0.27	$0.23	$0.43	$0.40

Simmons First National Corporation					SFNC
Consolidated Statements of Income - Year-to-Date
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2014	2014	2013	2013	2013
(in thousands, except per share data)
INTEREST INCOME
Legacy loans	$44,285	$21,554	$88,594	$66,129	$43,797
Loans acquired	34,468	18,577	39,577	23,428	15,145
Federal funds sold	3	1	19	14	8
Investment securities	9,315	4,549	13,300	9,349	5,921
Mortgage loans held for sale	237	69	467	395	273
Assets held in trading accounts	10	5	29	23	17
Interest bearing balances due from banks	558	279	1,127	875	642
TOTAL INTEREST INCOME	88,876	45,034	143,113	100,213	65,803
INTEREST EXPENSE
Time deposits	3,091	1,577	5,938	4,460	3,067
Other deposits	1,414	692	2,461	1,814	1,214
Federal funds purchased and securities
sold under agreements to repurchase	84	53	219	165	118
Other borrowings	1,998	1,010	3,001	2,072	1,426
Subordinated debentures	317	157	644	483	321
TOTAL INTEREST EXPENSE	6,904	3,489	12,263	8,994	6,146
NET INTEREST INCOME	81,972	41,545	130,850	91,219	59,657
Provision for loan losses	2,510	908	4,118	3,034	1,953
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	79,462	40,637	126,732	88,185	57,704
NON-INTEREST INCOME
Trust income	3,091	1,537	5,842	4,234	2,786
Service charges on deposit accounts	12,860	6,068	18,815	13,318	8,715
Other service charges and fees	2,727	1,866	3,458	2,294	1,566
Mortgage lending income	2,074	810	4,592	3,677	2,554
Investment banking income	336	181	1,811	1,390	1,150
Credit card fees	10,401	4,600	17,372	12,779	8,380
Bank owned life insurance income	705	330	1,319	974	644
Gain on sale of securities, net	38	-	(151)	(193)	(193)
Net (loss) gain on assets covered by FDIC loss share agreements	(13,639)	(7,370)	(16,188)	(8,200)	(4,757)
Other income	5,984	1,176	3,746	2,626	1,741
TOTAL NON-INTEREST INCOME	24,577	9,198	40,616	32,899	22,586
NON-INTEREST EXPENSE
Salaries and employee benefits	43,447	22,464	74,078	54,146	36,444
Occupancy expense, net	7,155	3,890	10,034	7,490	5,005
Furniture and equipment expense	4,229	2,014	7,623	5,367	3,753
Other real estate and foreclosure expense	1,248	873	1,337	775	390
Deposit insurance	1,753	668	2,482	1,862	1,267
Merger related costs	2,627	1,272	6,376	(37)	(227)
Other operating expenses	23,923	13,370	32,882	23,529	15,599
TOTAL NON-INTEREST EXPENSE	84,382	44,551	134,812	93,132	62,231
NET INCOME BEFORE INCOME TAXES	19,657	5,284	32,536	27,952	18,059
Provision for income taxes	5,396	932	9,305	8,507	5,546
NET INCOME	$14,261	$4,352	$23,231	$19,445	$12,513
BASIC EARNINGS PER SHARE	$0.88	$0.27	$1.42	$1.19	$0.76
DILUTED EARNINGS PER SHARE	$0.87	$0.27	$1.42	$1.19	$0.76

Simmons First National Corporation					SFNC
Consolidated Risk-Based Capital
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2014	2014	2013	2013	2013
($ in thousands)
Tier 1 capital
Stockholders' equity	$414,135	$406,672	$403,832	$403,034	$401,850
Trust preferred securities, net allowable	20,000	20,000	20,000	20,000	20,000
Disallowed intangible assets, net of deferred tax	(74,003)	(74,477)	(75,501)	(49,727)	(48,091)
Unrealized gain on AFS securities	1,409	2,119	3,002	2,601	2,410

Total Tier 1 capital	361,541	354,314	351,333	375,908	376,169

Tier 2 capital
Qualifying unrealized gain on AFS equity securities	47	42	45	40	35
Qualifying allowance for loan losses	29,621	28,846	28,967	25,633	24,818

Total Tier 2 capital	29,668	28,888	29,012	25,673	24,853

Total risk-based capital	$391,209	$383,202	$380,345	$401,581	$401,022

Risk weighted assets	$2,652,474	$2,651,970	$2,697,630	$2,047,198	$1,981,341

Adjusted average assets for leverage ratio	$4,299,379	$4,315,279	$3,811,793	$3,378,676	$3,434,844

Ratios at end of quarter
Equity to assets	9.57%	9.25%	9.21%	11.71%	11.74%
Tangible common equity to tangible assets	7.59%	7.29%	7.23%	9.98%	10.06%
Tier 1 leverage ratio	8.41%	8.21%	9.22%	11.13%	10.95%
Tier 1 risk-based capital ratio	13.63%	13.36%	13.02%	18.36%	18.99%
Total risk-based capital ratio	14.75%	14.45%	14.10%	19.62%	20.24%

Simmons First National Corporation					SFNC
Consolidated Loans and Investments
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2014	2014	2013	2013	2013
(in thousands)
Legacy Loan Portfolio - End of Period (1)
Consumer
Credit cards	$176,239	$172,609	$184,935	$177,463	$173,536
Student loans	398	24,415	25,906	28,392	30,106
Other consumer	105,998	104,185	98,851	101,399	103,765
Total consumer	282,635	301,209	309,692	307,254	307,407
Real Estate
Construction	163,412	168,147	146,458	161,024	142,902
Single-family residential	417,187	402,588	392,285	375,703	364,239
Other commercial	653,734	644,772	626,333	602,463	572,110
Total real estate	1,234,333	1,215,507	1,165,076	1,139,190	1,079,251
Commercial
Commercial	233,510	186,303	164,329	154,508	152,122
Agricultural	111,567	72,239	98,886	135,633	107,113
Total commercial	345,077	258,542	263,215	290,141	259,235
Other	6,796	4,351	4,655	4,576	4,502
Total Loans	$1,868,841	$1,779,609	$1,742,638	$1,741,161	$1,650,395

(1) Excludes all acquired loans, including those covered by FDIC loss share agreements.

Investment Securities - End of Period
Held-to-Maturity
U.S. Government agencies	$449,201	$425,616	$395,198	$313,052	$313,050
Mortgage-backed securities	32,204	33,323	34,425	41	43
State and political subdivisions	317,938	317,056	315,445	268,055	241,751
Other securities	620	620	620	620	620
Total held-to-maturity	799,963	776,615	745,688	581,768	555,464
Available-for-Sale
U.S. Treasury	$3,994	$3,981	$3,985	$-	$-
U.S. Government agencies	238,411	231,949	178,217	163,127	159,390
Mortgage-backed securities	1,958	1,833	1,891	1,994	2,078
State and political subdivisions	6,920	7,367	7,861	1,263	1,262
FHLB stock	4,966	5,168	6,002	5,085	5,353
Other securities	14,087	14,676	14,321	8,468	9,448
Total available-for-sale	270,336	264,974	212,277	179,937	177,531
Total investment securities	$1,070,299	$1,041,589	$957,965	$761,705	$732,995
Fair value - HTM investment securities	$802,597	$771,114	$731,705	$570,703	$543,154

Investment Securities - QTD Average
Taxable securities	$722,084	$649,329	$583,389	$490,801	$478,946
Tax exempt securities	326,010	323,000	294,639	255,129	214,289
Total investment securities - QTD average	$1,048,094	$972,329	$878,028	$745,930	$693,235

Simmons First National Corporation			SFNC
Consolidated Loans and Credit Coverage
For the Quarters Ended	Jun 30	Mar 31	Dec 31
(Unaudited)	2014	2014	2013
($ in thousands)
LOANS
Legacy loans	$1,868,842	$1,779,609	$1,742,638
Allowance for loan losses	(27,530)	(26,983)	(27,442)
Legacy loans (net of allowance)	1,841,312	1,752,626	1,715,196
Loans acquired, not covered by FDIC loss share	445,515	495,915	566,895
Credit discount	(46,548)	(45,626)	(51,251)
Loans acquired, not covered (net of discount)	398,967	450,289	515,644
Loans acquired, covered by FDIC loss share	163,775	188,755	209,459
Credit discount	(42,251)	(50,876)	(62,806)
Loans acquired, covered (net of discount)	121,524	137,879	146,653
Net loans	$2,361,803	$2,340,794	$2,377,493

Loan Coverage Ratios
Allowance for loan losses to legacy loans	1.47%	1.52%	1.57%

Discount for credit losses on loans acquired, not covered,
to total loans acquired, not covered, plus discount for
credit losses on loans acquired, not covered	10.45%	9.20%	9.04%

Discount for credit losses on loans acquired, covered,
to total loans acquired, covered, plus discount for
credit losses on loans acquired, covered	25.80%	26.95%	29.98%

Total allowance and credit coverage	4.69%	5.01%	5.62%

Simmons First National Corporation					SFNC
Consolidated Allowance and Asset Quality
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2014	2014	2013	2013	2013
($ in thousands)
Allowance for Loan Losses
Balance, beginning of quarter	$26,983	$27,442	$27,533	$27,398	$27,735
Loans charged off
Credit cards	725	816	841	770	743
Other consumer	426	148	428	449	310
Real estate	1,144	1,035	255	247	887
Commercial	186	82	133	20	133
Total loans charged off	2,481	2,081	1,657	1,486	2,073

Recoveries of loans previously charged off
Credit cards	215	271	226	235	204
Other consumer	133	121	166	114	116
Real estate	1,062	308	78	151	295
Commercial	16	14	12	40	87
Total recoveries	1,426	714	482	540	702
Net loans charged off	1,055	1,367	1,175	946	1,371
Provision for loan losses	1,602	908	1,084	1,081	1,034
Balance, end of quarter	$27,530	$26,983	$27,442	$27,533	$27,398

Non-performing assets (1) (2)
Non-performing loans
Nonaccrual loans
Real estate	$8,166	$8,075	$4,799	$4,157	$4,327
Commercial	1,110	1,054	495	525	526
Consumer	877	883	967	1,293	1,410
Total nonaccrual loans	10,153	10,012	6,261	5,975	6,263
Loans past due 90 days or more
Government guaranteed student loans	323	1,965	2,264	2,966	2,254
Other loans	757	517	687	725	879
Total loans past due 90 days or more	1,080	2,482	2,951	3,691	3,133
Total non-performing loans	11,233	12,494	9,212	9,666	9,396
Other non-performing assets
Foreclosed assets held for sale	16,745	17,357	19,361	20,493	21,804
Acquired foreclosed assets held for sale, not covered
by FDIC loss share agreements	36,597	40,119	45,459	5,710	8,586
Other non-performing assets	80	60	75	60	80
Total other non-performing assets	53,422	57,536	64,895	26,263	30,470
Total non-performing assets	$64,655	$70,030	$74,107	$35,929	$39,866
Performing TDRs (troubled debt restructurings)	$2,776	$8,655	$9,497	$9,584	$10,473

Ratios (1) (2)
Allowance for loan losses to total loans	1.47%	1.52%	1.57%	1.58%	1.66%
Allowance for loan losses to non-performing loans	245%	216%	298%	285%	292%
Non-performing loans to total loans	0.60%	0.70%	0.53%	0.56%	0.57%
Non-performing assets (including performing TDRs)
to total assets	1.56%	1.79%	1.91%	1.32%	1.47%
Non-performing assets to total assets	1.49%	1.59%	1.69%	1.04%	1.17%
Non-performing assets to total assets
(excluding Gov't guaranteed student loans)	1.49%	1.55%	1.64%	0.96%	1.10%
Annualized net charge offs to total loans	0.23%	0.32%	0.27%	0.22%	0.34%
Annualized net credit card charge offs to
total credit card loans	1.14%	1.20%	1.31%	1.21%	1.25%
Annualized net charge offs to total loans
(excluding credit cards)	0.13%	0.22%	0.14%	0.11%	0.23%
Past due loans >30 days (excluding nonaccrual)	0.34%	0.61%	0.57%	0.62%	0.54%
Past due loans >30 days (excluding nonaccrual)
(excluding Gov't guaranteed student loans)	0.32%	0.45%	0.41%	0.36%	0.35%

(1) Excludes all acquired loans, including those covered by FDIC loss share agreements, except for their inclusion in total assets.
(2) Excludes acquired foreclosed assets covered by FDIC loss share agreements, except for their inclusion in total assets.

Simmons First National Corporation					SFNC
Consolidated - Net Interest Income Analysis
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2014	2014	2013	2013	2013

ASSETS

Earning Assets
Interest bearing balances due from banks	0.24%	0.22%	0.23%	0.25%	0.27%
Investment securities	2.47%	2.60%	2.44%	2.52%	2.37%
Mortgage loans held for sale	4.40%	4.20%	4.29%	3.98%	3.34%
Assets held in trading accounts	0.29%	0.28%	0.27%	0.27%	0.29%
Loans, including acquired loans	6.55%	6.88%	7.16%	6.32%	6.27%
Total interest earning assets	4.69%	4.91%	5.08%	4.63%	4.35%

LIABILITIES

Interest bearing liabilities
Interest bearing transaction and
savings accounts	0.16%	0.15%	0.16%	0.17%	0.17%
Time deposits	0.58%	0.58%	0.63%	0.67%	0.71%
Total interest bearing deposits	0.31%	0.31%	0.33%	0.35%	0.36%
Federal funds purchased and securities
sold under agreement to repurchase	0.12%	0.19%	0.22%	0.27%	0.24%
Other borrowings	3.41%	3.48%	3.39%	3.39%	3.47%
Subordinated debentures	3.11%	3.09%	3.10%	3.12%	3.15%
Total interest bearing liabilities	0.44%	0.44%	0.47%	0.47%	0.48%

NET INTEREST MARGIN/SPREAD

Net interest spread	4.25%	4.47%	4.61%	4.16%	3.87%
Net interest margin - quarter-to-date	4.34%	4.54%	4.70%	4.27%	3.96%
Net interest margin - year-to-date	4.44%	4.54%	4.21%	4.08%	3.98%

Simmons First National Corporation					SFNC
Consolidated - Selected Financial Data
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2014	2014	2013	2013	2013
($ in thousands, except share data)
QUARTER-TO-DATE
Diluted earnings per share	$0.60	$0.27	$0.23	$0.43	$0.40
Core earnings (excludes nonrecurring items) (non-GAAP)	9,153	7,482	7,749	7,371	6,409
Diluted core earnings per share (non-GAAP)	0.56	0.46	0.48	0.45	0.39
Cash dividends declared per common share	0.22	0.22	0.21	0.21	0.21
Cash dividends declared - amount	3,589	3,575	3,403	3,401	3,434
Return on average stockholders' equity	9.60%	4.31%	3.67%	6.80%	6.46%
Return on tangible equity	12.72%	5.94%	4.51%	8.18%	7.76%
Return on average assets	0.91%	0.40%	0.39%	0.80%	0.76%
Net interest margin (FTE)	4.34%	4.54%	4.70%	4.27%	3.96%
FTE adjustment - investments	1,687	1,682	1,442	1,313	1,083
FTE adjustment - loans	8	10	17	11	12
Amortization of intangibles	452	453	192	135	137
Amortization of intangibles, net of taxes	275	275	117	82	83
Average shares outstanding	16,318,003	16,270,149	16,210,480	16,220,199	16,414,893
Average earning assets	3,892,202	3,861,632	3,466,530	3,059,023	3,106,504
Average interest bearing liabilities	3,098,540	3,204,356	2,774,880	2,427,714	2,481,430

YEAR-TO-DATE
Diluted earnings per share	$0.87	$0.27	$1.42	$1.19	$0.76
Core earnings (excludes nonrecurring items) (non-GAAP)	16,635	7,482	27,612	19,863	12,492
Diluted core earnings per share (non-GAAP)	1.02	0.46	1.69	1.21	0.76
Cash dividends declared per common share	0.44	0.22	0.84	0.63	0.42
Cash dividends declared - amount	7,164	3,575	13,707	10,304	6,903
Return on average stockholders' equity	6.99%	4.31%	5.33%	6.39%	6.18%
Return on tangible equity	9.38%	5.94%	6.36%	7.68%	7.43%
Return on average assets	0.66%	0.40%	0.64%	0.75%	0.72%
Net interest margin (FTE)	4.44%	4.54%	4.21%	4.08%	3.98%
FTE adjustment - investments	3,369	1,682	4,900	3,458	2,145
FTE adjustment - loans	18	10	51	34	23
Amortization of intangibles	905	453	601	409	274
Amortization of intangibles, net of taxes	550	275	365	248	166
Average shares outstanding	16,294,208	16,270,149	16,339,335	16,382,758	16,465,385
Average diluted shares outstanding	16,336,901	16,309,868	16,352,167	16,388,393	16,468,814
Average earning assets	3,876,918	3,861,632	3,224,094	3,105,706	3,129,048
Average interest bearing liabilities	3,151,446	3,204,356	2,551,653	2,477,899	2,503,992

END OF PERIOD
Book value per share	$25.36	$24.93	$24.89	$24.88	$24.67
Tangible book value per share	19.69	19.23	19.10	20.80	20.74
Shares outstanding	16,331,341	16,311,263	16,226,256	16,198,964	16,289,239
Full-time equivalent employees	1,281	1,321	1,343	1,097	1,114
Total number of ATM's	120	120	157	106	110
Total number of financial centers	104	104	131	87	92
Parent company only - investment in subsidiaries	449,591	453,067	452,688	371,531	369,965
Parent company only - intangible assets	133	133	133	133	133

Simmons First National Corporation					SFNC
Consolidated - Reconciliation of Core Earnings (non-GAAP)
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2014	2014	2013	2013	2013
(in thousands, except per share data)
QUARTER-TO-DATE
Net Income	$9,908	$4,352	$3,786	$6,932	$6,576
Nonrecurring items
Gain on sale of merchant services	(1,000)	-	-	-	-
Merger related costs	1,354	1,272	6,413	190	(467)
Loss on sale of securities	-	-	-	-	193
Branch right sizing	(2,011)	3,878	108	533	-
Charter consolidation costs	414	-	-	-	-
Tax effect	488	(2,020)	(2,558)	(284)	107
Net nonrecurring items	(755)	3,130	3,963	439	(167)
Core earnings (non-GAAP)	$9,153	$7,482	$7,749	$7,371	$6,409

Diluted earnings per share	$0.60	$0.27	$0.23	$0.43	$0.40
Nonrecurring items
Gain on sale of merchant services	(0.06)	-	-	-	-
Merger related costs	0.08	0.08	0.40	0.01	(0.03)
Loss on sale of securities	-	-	-	-	0.01
Branch right sizing	(0.12)	0.24	0.01	0.03	-
Charter consolidation costs	0.03	-	-	-	-
Tax effect	0.03	(0.13)	(0.16)	(0.02)	0.01
Net nonrecurring items	(0.04)	0.19	0.25	0.02	(0.01)
Diluted core earnings per share (non-GAAP)	$0.56	$0.46	$0.48	$0.45	$0.39

YEAR-TO-DATE
Net Income	$14,260	$4,352	$23,231	$19,445	$12,513
Nonrecurring items
Gain on sale of merchant services	(1,000)	-	-	-	-
Merger related costs	2,626	1,272	6,376	(37)	(227)
Loss on sale of securities	-	-	193	193	193
Branch right sizing	1,867	3,878	641	533	-
Charter consolidation costs	414	-	-	-	-
Tax effect	(1,532)	(2,020)	(2,829)	(271)	13
Net nonrecurring items	2,375	3,130	4,381	418	(21)
Core earnings (non-GAAP)	$16,635	$7,482	$27,612	$19,863	$12,492

Diluted earnings per share	$0.87	$0.27	$1.42	$1.19	$0.76
Nonrecurring items
Gain on sale of merchant services	(0.06)	-	-	-	-
Merger related costs	0.16	0.08	0.39	(0.01)	(0.02)
Loss on sale of securities	-	-	0.01	0.01	0.01
Branch right sizing	0.12	0.24	0.04	0.03	-
Charter consolidation costs	0.03	-	-	-	-
Tax effect	(0.10)	(0.13)	(0.17)	(0.01)	0.01
Net nonrecurring items	0.15	0.19	0.27	0.02	-
Diluted core earnings per share (non-GAAP)	$1.02	$0.46	$1.69	$1.21	$0.76